Exhibit 99.1

Rural Cellular Corporation

Reports Solid Increases in Fourth Quarter 2001

EBITDA and Free Cash Flow

For Immediate Release

February 25, 2002—Alexandria, MN—Rural Cellular Corporation (“RCC”) (Nasdaq/NMS: RCCC) today reports unaudited fourth quarter ended December 31, 2001 consolidated financial results:

•                  Total revenues increased to a fourth quarter record $106.5 million as compared to $99.6 million in the fourth quarter of 2000.

•                  EBITDA increased 19% to a fourth quarter record of $42.6 million as compared to $35.7 million in the fourth quarter of 2000.

•                  Free cash flow increased $21.2 million in the fourth quarter of 2001 to $5.2 million as compared to negative free cash flow of $16.0 million in the fourth quarter of 2000.

•                  Net postpaid voice customer additions were 11,744 (not including wholesale).

Year ended December 31, 2001

2001 revenue, including $7.4 million generated by the Saco River ILEC, increased 26% to $448.6 million as compared to $356.1 million in 2000.

2001 EBITDA, including $4.2 million generated by the Saco River ILEC, was $197.6 million for the year ended December 31, 2001, an increase of 41% as compared to $140.4 million the prior year.

2001 free cash flow, including $1.2 million generated by the Saco River ILEC, defined as EBITDA less capital expenditures and net interest expense, increased to a positive $34.5 million as compared to negative free cash flow in 2000 of $2.1 million.

Richard P. Ekstrand, president and chief executive officer, commented: “Reinforcing our approach to the rural business model, we continue to see solid growth in revenue and EBITDA.  With the continuing improvement in our operations, we reported positive free cash flow every quarter in 2001. In addition, we believe the issues concerning increased churn are being addressed and we are seeing improvement during our 2002 first quarter.”

9 ¾% Senior Subordinated Notes Issuance

On January 16, 2002, Rural Cellular issued $300 million of aggregate principal amount 9 ¾% senior subordinated notes due 2010.  The net proceeds from the sale were used to pay down existing debt under the credit facility. In connection with the offering, the Company amended the terms of its credit facility.

Ekstrand added, “The timely completion of our $300 million senior subordinated notes offering strengthens our balance sheet and provides additional liquidity and flexibility for our operations.”

Teleconference

On February 26, 2002 at 8:00 AM CT, a teleconference will be held to discuss the fourth quarter and year end 2001 operating results and certain 2002 expectations.  To participate in the call, please dial (888) 566-5907, give the operator your name, and identify Richard Ekstrand as the call leader and RCCC as the pass code.  To access a replay of this call, please dial (888) 568-0769. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.RCCwireless.com. To access the audio stream, click on the Investor Relations section.

About the Company

Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 14 states.

Forward Looking Statement

Statements about RCC’s anticipated performance are forward looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of acquired operations with RCC’s existing operations, the ability to service debt and other factors discussed from time to time in RCC’s filings with the Securities and Exchange Commission.

Contact:  Wesley Schultz, Executive V.P. Finance and CFO (320) 762-2000

                 Chris Boraas, Director of Investor Relations (320) 808-2451

World Wide Web address: http://www.rccwireless.com

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RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31 ,		Year ended December 31,
	2001	2000	2001	2000
REVENUES:
Service	$75,567	$68,418	$305,988	$238,556
Roaming	26,870	25,836	116,541	98,693
Equipment	4,107	5,312	18,627	18,848
Total revenues	106,544	99,566	441,156	356,097
OPERATING EXPENSES:
Network costs	25,756	26,369	101,509	85,988
Cost of equipment sales	6,895	9,939	28,415	34,711
Selling, general and administrative	31,284	27,525	117,855	95,034
Depreciation and amortization	29,147	27,396	112,577	91,078
Total operating expenses	93,082	91,229	360,356	306,811
OPERATING INCOME	13,462	8,337	80,800	49,286
OTHER INCOME (EXPENSE):
Interest expense, net	(21,659)	(27,125)	(114,100)	(87,590)
Other	(761)	—	(752)	(24)
Other expense, net	(22,420)	(27,125)	(114,852)	(87,614)
LOSS BEFORE EXTRAORDINARY ITEM AND CUMULATIVE EFFECT ADJUSTMENT	(8,958)	(18,788)	(34,052)	(38,328)
EXTRAORDINARY ITEM	—	—	—	(925)
NET LOSS BEFORE CUMULATIVE EFFECT ADJUSTMENT	(8,958)	(18,788)	(34,052)	(39,253)
CUMULATIVE EFFECT ADJUSTMENT	—	—	137	—
NET LOSS	(8,958)	(18,788)	(33,915)	(39,253)
PREFERRED STOCK DIVIDEND	(13,884)	(12,865)	(53,644)	(44,081)
NET LOSS APPLICABLE TO COMMON SHARES	$(22,842)	$(31,653)	$(87,559)	$(83,334)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	11,890	11,815	11,865	11,510
NET LOSS PER BASIC AND DILUTED SHARE:
Net loss applicable to common shares before extraordinary item and cumulative effect adjustment	$(1.92)	$(2.68)	$(7.39)	$(7.16)
Extraordinary item	—	—	—	(0.08)
Cumulative effect adjustment	—	—	.01	—
Net loss per basic and diluted share	$(1.92)	$(2.68)	$(7.38)	$(7.24)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of December 31,

(In thousands except per share data)

ASSETS

	2001	2000
CURRENT ASSETS:
Cash	$1,995	$2,205
Accounts receivable, less allowance of $4,016 and $2,385	45,279	43,324
Inventories	6,617	6,753
Other current assets	2,408	2,618
Total current assets	56,299	54,900
PROPERTY AND EQUIPMENT, less accumulated depreciation of $137,776 and $93,446	244,980	234,490
LICENSES AND OTHER ASSETS:
Licenses and other intangible assets, less accumulated amortization of $128,633 and $66,574	1,505,107	1,442,806
Deferred debt issuance costs, less accumulated amortization of $8,306 and $5,163	22,549	22,331
Restricted funds in escrow	—	10,000
Other assets, less accumulated amortization of $1,230 and $908	7,844	7,269
Total licenses and other assets	1,535,500	1,482,406
	$1,836,779	$1,771,796

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY

	2001	2000
CURRENT LIABILITIES:
Accounts payable	$35,356	$41,545
Advance billings and customer deposits	9,315	7,563
Accrued interest	13,033	15,724
Dividends payable	5,710	5,085
Other accrued expenses	11,158	8,561
Total current liabilities	74,572	78,478
LONG TERM LIABILITIES	1,290,338	1,157,472
Total liabilities	1,364,910	1,235,950
PREFERRED SECURITIES	508,836	455,891
SHAREHOLDERS’ (DEFICIT) EQUITY:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,175 and 11,034 issued	112	110
Class B common stock; $.01 par value; 10,000 shares authorized, 727 and 782 issued	7	8
Additional paid-in capital	191,964	190,751
Accumulated deficit	(198,473)	(110,914)
Accumulated other comprehensive loss	(30,577)	—
Total shareholders’ (deficit) equity	(36,967)	79,955
	$1,836,779	$1,771,796

Unaudited
Consolidated Operating Data:	Three months ended December 31,		Year ended December 31,
	2001	2000	2001	2000
Penetration (1) (2)	10.7%	10.1%	10.7%	10.1%
Retention (3)	97.8%	98.4%	97.8%	98.2%
Average monthly revenue per customer (4)	$56	$59	$59	$61
Acquisition cost per customer (5)	$325	$361	$287	$358
Acquisition cost per customer (5) (excluding phone service depreciation)	$281	$343	$258	$338
Customers at period end
Voice:
Postpaid cellular			585,097	515,425
Prepaid cellular			33,255	20,832
Wireless Alliance			14,417	15,865
Wholesale			29,139	12,727
			661,908	564,849
Paging			9,740	12,214
Total customers			671,648	577,063
POPs (1)
RCC Cellular			5,161,000	4,862,000
Wireless Alliance			732,000	732,000
Total POPs			5,893,000	5,594,000

(in thousands)
EBITDA (6)	$42,609	$35,733	$193,377	$140,364
Interest expense, net	(21,659)	(27,125)	(114,100)	(87,590)
Capital expenditures	(15,735)	(24,588)	(45,979)	(54,832)
Free Cash Flow (7)	$5,215	$(15,980)	$33,298	$(2,058)

(1)          Updated to reflect 2000 U.S. Census Bureau data.

(2)          Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to POPs.

(3)          Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(4)          Determined for each period by dividing the sum of access, airtime, roaming, long distance, features, connection, disconnection, and other revenues for such period by the monthly average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), and dividing that result by the number of months in such period.

(5)          Determined for each period by dividing selling and marketing expenses, net costs of equipment sales, and depreciation of rental telephone equipment by the gross postpaid wireless voice customers added during such period.

(6)          EBITDA is the sum of earnings before interest, taxes, depreciation and amortization and is utilized as a performance measure within the wireless industry. EBITDA is not intended to be a performance measure that should be regarded as an alternative for other performance measures and should not be considered in isolation. EBITDA is not a measure of financial performance under generally accepted accounting principles and does not reflect all expenses of doing business (e.g., interest expense, depreciation). Accordingly, EBITDA should not be considered as having greater significance than or as an alternative to net income or operating income as an indicator of operating performance or to cash flows as a measure of liquidity. Also, as calculated above, EBITDA may not be directly comparable to similarly titled measures reported by other companies.

(7)          Free cash flow is defined as EBITDA less net interest expense and capital expenditures.

In January 2001, RCC completed the acquisition of Saco River Telegraph and Telephone Company (“Saco River”).  Because of RCC’s intent to sell the Saco River Incumbent Local Exchange (“ILEC”), the financial results from the ILEC have been excluded from fiscal 2001 operations except when noted.  Saco River’s cellular and microwave operations are included in fiscal 2001 operating results. On October 2, 2001, RCC completed the sale of the Saco River ILEC.

The following unaudited financial summary presents the consolidated results of operations for RCC together with the “Held for Sale” ILEC operations of Saco River Telegraph and Telephone.

	Three months ended December 31, 2001			Year ended December 31, 2001
(In thousands)	As Reported	ILEC (Assets held for sale)	Combined	As Reported	ILEC (Assets held for sale)	Combined
REVENUES:
Service	$75,567	$36	$75,603	$305,988	$7,395	$313,383
Roamer	26,870	—	26,870	116,541	—	116,541
Equipment	4,107	—	4,107	18,627	—	18,627
Total revenues	106,544	36	106,580	441,156	7,395	448,551
OPERATING EXPENSES:
Network costs	25,756	65	25,821	101,509	2,268	103,777
Cost of equipment sales	6,895	—	6,895	28,415	—	28,415
Selling, general and administrative	31,284	(36)	31,248	117,855	922	118,777
Depreciation and amortization	29,147	—	29,147	112,577	2,132	114,709
Total operating expenses	93,082	29	93,111	360,356	5,322	365,678
OPERATING INCOME	$13,462	$7	$13,469	$80,800	$2,073	$82,873
EBITDA (1)	$42,609	$7	$42,616	$193,377	$4,205	$197,582
Free cash flow (2)	$5,215	$7	$5,222	$33,298	$1,248	$34,546

(1)          EBITDA is the sum of earnings before interest, taxes, depreciation and amortization and is utilized as a performance measure within the wireless industry. EBITDA is not intended to be a performance measure that should be regarded as an alternative for other performance measures and should not be considered in isolation. EBITDA is not a measure of financial performance under generally accepted accounting principles and does not reflect all expenses of doing business (e.g., interest expense, depreciation). Accordingly, EBITDA should not be considered as having greater significance than or as an alternative to net income or operating income as an indicator of operating performance or to cash flows as a measure of liquidity. Also, as calculated above, EBITDA may not be directly comparable to similarly titled measures reported by other companies.

(2)          Free cash flow is defined as EBITDA less net interest expense and capital expenditures.